EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITOR

We consent to the reference to our firm under the captions "Withdrawal of Audited Reports," "Resignation of Accountants," "Experts" and to the use of our report dated February 20, 1998 in the Registration Statement on Form S-1 and related Prospectus of Equivest Finance, Inc. for the proposed public offering of ___________ shares of common stock, par value $.01 per share.

                                              Firley, Moran, Freer & Eassa, P.C.

Syracuse, New York
December 30, 1998